SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004





                                    FORM 8-K
                    CURRENT REPORT PURSUANT TO SECTION 13 OF
                       THE SECURITIES EXCHANGE ACT OF 1934



          Date of Report
(Date of earliest event reported) August 2, 1999
                                  -------------




                           GENERAL MOTORS CORPORATION
                   -----------------------------------------------------
                   (Exact name of registrant as specified in its charter)




      STATE OF DELAWARE                 1-143                 38-0572515
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(State or other jurisdiction   (Commission File Number)   (I.R.S. Employer
 of incorporation)                                         Identification No.)




   300 Renaissance Center, Detroit, Michigan                 48265-3000
3044 West Grand Boulevard, Detroit, Michigan                 48202-3091
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  (Address of principal executive offices)                   (Zip Code)







Registrant's telephone number, including area code       (313)-556-5000
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                                           - 1 -

ITEM 5. OTHER EVENTS

      On January 10, 2000, General Motors Corporation (GM) issued a news release announcing that they will exercise their option to take sole ownership of Saab. On January 13, 2000, their subsidiary Hughes Electronics Corporation (Hughes) issued a news release announcing that they will sell their Satellite Division to Boeing. Both releases are included below:


       General Motors Will Exercise Option to Take Sole Ownership of Saab

      DETROIT and STOCKHOLM, Sweden, Jan. 10 /PRNewswire/ -- General Motors Corp. (NYSE: GM) announced today that it intends to exercise the option to buy the remaining 50 percent of Saab Automobile AB from Investor AB, the Swedish industrial holding company, with which the GM group has shared ownership for the last decade. The GM group will take full ownership of Saab by the end of January.

      "Over our 10 years with Saab we've seen increasing market success and expansion of the Saab brand internationally," said GM President and Chief Operating Officer G. Richard Wagoner, Jr. "We've had a great relationship with Saab and appreciate our association with Investor, our joint-venture partner. During this time, the Saab brand has maintained its unique identity while we've been able to capitalize on marketing, purchasing and product- development synergies.

      "This logical next step of exercising our option to take full ownership will be to move ahead even faster in developing new innovative Saab products, contributing even more to a globally diverse portfolio of resources, expertise and products."

      Saab Automobile AB became a 50-50 joint venture on March 15, 1990, with the GM group holding half of the shares, and Saab-Scania AB owning the other half. Saab-Scania was acquired in 1991 by Investor AB.

      "Saab has a strong product lineup, unique brand equity, and has an important position in our automotive portfolio," said Michael J. Burns, president of GM Europe. "Just as Saab is benefiting from GM's worldwide resources, Saab's particularly focused brand and product approach, and its unique expertise in developing turbo applications, are an important asset to GM on a global basis."

      In 1999, Saab produced almost 128,000 cars. Swedish production facilities are located in Trollhattan (Saab's headquarters) for the 9-3 and 9-5 models, Sodertalje (engines) and Gothenburg (transmissions). In addition, the 9-3 Convertible is assembled at Valmet Automotive in Uusikaupunki, Finland. Saab employs almost 10,000 people worldwide.

      Saab cars are sold in 50 markets around the world. The major markets for Saab are the US, the UK, Sweden and Germany.



                                   * * * * * *

                  HUGHES ANNOUNCES ACTIONS TO FOCUS COMPANY ON
                         HIGH-GROWTH SERVICE BUSINESSES

                   Satellite Systems Operations Will Be Sold to Boeing in
                      All Cash Transaction of $3.75 Billion

     Company to Refocus Wireless Manufacturing Operations to Concentrate on Broadband Opportunities - Expects $275 Million Charge to 4th Quarter 1999
                                    Earnings

            Remaining Operations to be Structured in Two New Sectors Focused on Consumer Entertainment and Enterprise Communications

      EL SEGUNDO, Calif., Jan. 13, 2000 - Hughes Electronics Corporation today announced major changes in its corporate structure and business mix that are designed to sharply focus the company's resources and management attention on its high-growth entertainment, information and business communications services businesses. Included in the actions are the sale of Hughes' satellite systems operations, a strategy to discontinue certain wireless manufacturing activities and focus on wireless broadband opportunities, and the appointment of two top-level executives to concentrate the company's service operations on two distinct customer groups - individual consumers, and business-to-business "enterprise" customers.

      "These strategic moves accelerate the transformation of Hughes into a highly focused entertainment and data information services and distribution company," said Michael T. Smith, chairman and CEO of Hughes. "We will now be in a stronger position to fuel the growth of our high-growth service businesses, focus more intensely on customer needs, and devote resources to the integration of new broadband and interactive services."

                 Boeing to Acquire Satellite Systems Operations

      In the first of the actions, Hughes and The Boeing Company today announced that Boeing will acquire the Hughes satellite systems businesses in an all-cash transaction of $3.75 billion.

      Included in the acquisition is Hughes Space and Communications Company, the world leader in communications satellites; Hughes Electron Dynamics, a leading supplier of electronic components for satellites; and Spectrolab, a premier provider of solar cells and panels for satellites. The units have a combined workforce of about 9,000 employees, primarily in the Los Angeles area. The operations are expected to have 1999 revenues of $2.3 billion, and currently have a backlog of more than 36 satellites valued at more than $4 billion.

      The transaction is subject to regulatory and government review, and is expected to close by mid-year.

      This acquisition will allow Boeing to take a significant step forward in executing its strategic vision of becoming an industry leader in integrated space and airborne information systems. The Hughes satellite business, coupled with Boeing's already strong large-scale systems integration capabilities, will enable Boeing to offer unparalleled integrated space, air and terrestrial information and communications systems to its customers. Boeing anticipates substantial growth in these large, complex systems that are often referred to as "systems of systems" in both the commercial and government markets.

       "Vast talent and expertise resides within the Hughes satellite manufacturing companies, and this move significantly strengthens the position of both the Boeing and Hughes space businesses, which are highly complementary," Smith said.

      Also as a result of the transaction, Hughes will become one of Boeing's largest customers, with contracts in place for five HS 601 HP satellites for PanAmSat and DIRECTV(R), and five HS 702 satellites for PanAmSat and the new Hughes Spaceway(TM) broadband system.

         Wireless Manufacturing Reduced; Investment Shifted to Broadband

      At the same time, Hughes announced plans to narrow the focus of its wireless business at Hughes Network Systems (HNS), located in Germantown, Maryland. As a result of this decision, HNS' wireless business will focus on its leading broadband point-to-multipoint product line and discontinue its mobile cellular and narrowband local loop product lines. HNS will fulfill its outstanding contractual obligations for these discontinued product lines. Resulting from these actions, Hughes will record a fourth quarter pre-tax charge of approximately $275 million.

                  Operations Consolidated to Focus on Customers

      Additionally, Smith announced the promotion of two executives who will help consolidate all operations of the company in alignment with their customer focus -individual consumers and enterprise customers.

      Eddy W. Hartenstein, Corporate Senior Vice President of Hughes and President, DIRECTV, is promoted to Corporate Senior Executive Vice President of the Hughes Consumer Sector, which will include DIRECTV, Galaxy Latin America(TM), DIRECTV Japan, and the consumer marketing applications of DirecPC(R) and Spaceway(TM). He will be headquartered at the corporate offices in El Segundo, California.

      Jack A. Shaw, Corporate Executive Vice President of Hughes and Chairman and CEO of Hughes Network Systems, is promoted to Corporate Senior Executive Vice President of the Hughes Enterprise Sector, which will include Hughes Network Systems, PanAmSat, and the enterprise applications of DirecPC and Spaceway. He will also be headquartered at the corporate offices. Shaw will be succeeded by Pradman Kaul, who is promoted to Chairman and CEO of Hughes Network Systems.

            1999 Earnings Guidance Offered to Reflect Wireless Charge

      Hughes expects the impact to fourth quarter 1999 earnings per share (EPS) from the one-time HNS Wireless charge to be a loss of approximately $0.40 per share. As a result, Hughes anticipates reporting a loss per share of $0.58 to $0.60 for the quarter. Excluding the charge, Hughes expects its fourth quarter 1999 EPS to exceed the analysts' consensus, due to the company's strong EBITDA(1) performance. The analysts' consensus anticipates a loss per share of $0.28.

                Hughes: A World Leader in Communications Services

      Hughes is a world leader in the communications services industry, with each of its units - DIRECTV, PanAmSat and Hughes Network Systems - commanding a leadership position in the market that it serves.

      DIRECTV is the world's largest direct-to-home provider of digital entertainment programming, with more than 9 million subscribers worldwide. DIRECTV has more than 8 million subscribers in the United States, including customers of PRIMESTAR By DIRECTV, and in 1999 acquired a record 1.6 million net new subscribers, a 39 percent increase over the previous record year of 1998. In 1999, DIRECTV began offering local channels and this year will roll out new interactive and enhanced television services through alliances with companies including America Online (AOL), Wink, TiVo and others. With more than 800,000 subscribers, Galaxy Latin America, a 78-percent Hughes-owned partnership with the Cisneros Group of Companies of Venezuela, is the leading provider of direct-to-home television in Latin America, having posted three successive record months of new subscriber growth.

      PanAmSat Corporation, which is 81-percent owned by Hughes, is the world's largest commercial operator of communications satellites and has a customer base that includes the world's premier entertainment, communications and Internet companies. PanAmSat recently expanded its capacity with the December 21, 1999 launch of a Hughes 702 satellite, and plans further expansion by launching six additional satellites by early 2001.

      Hughes Network Systems is the world's leading provider of enterprise satellite-based private communications networks, with a broad, internationally based range of customers including major oil companies, retailers and manufacturers. Its DirecPC business, offering high-speed broadband Internet service, will launch a joint service with AOL later this year to provide premier "AOL Plus Via DirecPC" to Internet users. Hughes Network Systems will also launch Spaceway, a two-way, interactive broadband service offering high-speed data communications, beginning in 2002.

      The earnings of Hughes Electronics, a unit of General Motors Corporation, are used to calculate the earnings per share attributable to the General Motors Class H common stock (NYSE:GMH). Visit Hughes on the World Wide Web at www.hughes.com.

      NOTE: Hughes Electronics Corporation believes that certain statements in this press release may constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. When used in this press release, the words "estimate," "plan," "project," "anticipate," "expect," "intend," "outlook," "believe," and other similar expressions are intended to identify forward-looking statements and information. Actual results of Hughes may differ materially from anticipated results as a result of certain risks and uncertainties, which include but are not limited to those associated with: economic conditions; demand for products and services, and market acceptance; government action; local political or economic developments in or affecting countries where we have international operations; our ability to obtain export licenses; competition; our ability to achieve cost reductions; technological risks; our ability to address the year 2000 issue; interruptions to production attributable to causes outside our control; limitations on access to distribution channels; the success and timelines of satellite launches; the in-orbit performance of satellites; the ability of our customers to obtain financing; and our ability to access capital to maintain our financial flexibility. Hughes cautions that these important factors are not exclusive.

                                       ###

----------------------
1) EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) is the sum of operating profit (loss) and depreciation and amortization.





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                                      - 5 -


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

      (c)  Exhibit

      Exhibit 3(ii) By-Laws, as amended on August 2, 1999, reflecting amendment to Section 2.3 of Article II, as described below:

      Section                       Amendment
      -------                       ---------

      2.3. Regular Meetings.        Unless otherwise determined by resolution
      Change the day of the         of the board of directors, a meeting of
      Board of Director's           the board of directors for the election of
      Meeting from the first        officers and the transaction of such other
      Monday to the first           business as may come before it shall be
      Tuesday of the month          held as soon as practicable following the
                                    annual  meeting of  stockholders,  and other
                                    regular  meetings of the board of  directors
                                    shall be held either on the first Tuesday of
                                    each month,  or if that be a legal  holiday,
                                    then  on  the  next   Tuesday  not  a  legal
                                    holiday, or such other days as may from time to time be designated by the chairman of the board of directors.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            GENERAL MOTORS CORPORATION
                                            --------------------------
                                                    (Registrant)
Date    January 14, 2000
        -----------------
                                       By
                                            s/Peter R. Bible
                                            -------------------------------
                                            (Peter R. Bible,
                                             Chief Accounting Officer)




















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